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                                                                     Exhibit A-4

                            ARTICLES OF INCORPORATION
                                 State Form 4159

[Seal of the state of Indiana]

                          ARTICLES OF INCORPORATION OF:

The undersigned desiring to form a corporation (herein after referred to as "Corporation) pursuant to the provisions of: Indiana Business Corporation Law.

As amended, executes the following Articles of Incorporation:

                      ARTICLE I: NAME AND PRINCIPAL OFFICE

Name of Corporation:                NIPSCO Receivables Corporation

Principal Office:                   801 E. 86th Avenue
                                    Merrillville, IN 46410

                    ARTICLE II - REGISTERED OFFICE AND AGENT

Name of Registered Agent:           Gary W. Pottorff
Address of Principal Office:        801 E. 86th Avenue
                                    Merrillville, IN 46410

                         ARTICLE III AUTHORIZED SHARES:

Number of shares of the Corporation is authorized to Issue: See Exhibit A attached hereto.

                            ARTICLE IV INCORPORATORS:

Carlen C. Sellers       6600 Sears Tower        Chicago IL 60606

In Witness Whereof, the undersigned being all the incorporators of said corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 13th day of November, 2003.

/s/ Carlen C. Sellers

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                                    Exhibit A

                            ARTICLES OF INCORPORATION
                                       OF
                         NIPSCO RECEIVABLES CORPORATION

                         PURSUANT TOT THE PROVISIONS OF
                        INDIANA BUSINESS CORPORATION LAW

                                    ARTICLE I

                                      Name

         The name of the Corporation is NIPSCO RECEIVABLES CORPORATION.

                                   ARTICLE II

                           Registered Office and Agent

         The street address of the Corporation's registered office at the time of adoption of these Articles of Incorporation is 801 East 86th Avenue, Merrillville, Indiana 46410. The name of its Resident Agent at the time of adoption of these Articles of Incorporation is Gary W. Pottorff.

                                   ARTICLE III

                                     Shares

         Number of share the Corporation is authorized to issue: 1,000.

         All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges:

         (a) Voting Rights. Except as set forth herein or as otherwise required by law, each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

         (b) Dividends and Other Distributions. The Board of Directors of the Corporation may cause dividends to be paid to holders of shares of Common Stock out of funds legally available for the payment of dividends, but the Corporation shall not pay dividends out of funds other than retained earnings unless the Corporation's Board of Directors determines that the funds to be paid as dividends are no longer needed by the Corporation in the operations of its business and that the Corporation will not require additional capital contributions after the payment of such dividends. Any dividend or distribution on the Common Stock shall be payable on shares of all Common Stock share and share alike.

         (c) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of share of Common Stock shall be entitled to share ratably, share and share alike, in the remaining net assets of the Corporation.

                                   ARTICLE IV

                                     Purpose

         The nature of the business or purposes to be conducted or promoted by the Corporation are:

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         (a)      To enter into, perform and comply with a receivables purchase agreement or agreements (each, a "Purchase Agreement") with Northern Indiana Public Service Company (the "Originator"), pursuant to which agreements the Corporation may purchase from the Originator some or all of its accounts receivable and related property (the "Purchased Assets");

         (b) To own, hold and service (or arrange for an agent to service) the Purchased Assets;

         (c) To fund the Corporation's purchases of Purchased Assets by selling interests in the Purchased Assets to, or borrowing from, one or more trusts, banks, financial institutions, commercial paper issuers, insurance companies or similar entities, and, in connection with any such financing arrangements, to pledge as security all of substantially all of its assets, including, without limitation, all of its right, title and interest to and in the Purchased Assets;

         (d) To invest the proceeds derived from the sale or ownership of the Purchased Assets as determined by the Corporation's Board of Directors; and

         (e) To engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the Indiana Business Corporation Law, as amended that, in either case, are incidental to and necessary or convenient for the accomplishment of the above mentioned purposes.

                                    ARTICLE V

                            Miscellaneous Provisions

         In furtherance and not in limitation of the powers conferred by statute, the Corporation's Board of Directors is expressly authorized to alter, amend, repeal or adopt the By-Laws of the Corporation; provided, however, that any such alteration, amendment, repeal or adoption that relates to or affects in any way the provisions of Articles IV or V hereof must receive the prior affirmative vote or written consent of each Independent Director.

         Elections of director need not be by written ballot unless, and to the extend, so provided in the Corporation's By-Laws.

         The Corporation shall at all times (except as noted hereafter in the event of death, incapacity, resignation or removal) have at least one director (an "Independent Director") (a) who is not (i) a stockholder (whether direct, indirect or beneficial), customer, advisor or supplier of the Originator of any of its affiliates; (ii) a director, officer, employee or affiliate of the Originator of any of its affiliates (other than the Corporation) (the Originator and its affiliates other than the Corporation being hereinafter referred to as the "Parent Group"); (iii) a person related to any person referred to in clauses
(i) and (ii); or (iv) a trustee, conservator or receiver for any member of the Parent Group and (b) who has (i) prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. In the event of the death, incapacity, resignation or removal of any Independent Director, the Board of Directors shall promptly appoint a replacement Independent Director. The Board of Directors shall not vote on any matter requiring the vote of an Independent Director under these Articles of Incorporation unless at least one Independent Director is then serving on the board.

         To the extent permitted under the Indiana Business Corporation Law, as amended, none of the Corporation's directors shall be liable to the Corporation or its stockholders for monetary damages as a result of breaching any fiduciary duty as a director. Any repeal or modification of this Article V by the Corporation's

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stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of any director of the Corporation existing at the time of such repeal or modification.

         Subject to the limitations of an Independent Director in this Article V, to the extent permitted under the Indiana Business Corporation Law, as amended, any person (including, but not limited to, stockholders, directors, officers and employees of the Corporation or any affiliate of the Corporation) may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether such ventures are competitive with the Corporation or otherwise, and neither the Corporation nor its stockholders shall have any right in or to such independent ventures or to the income or profits derived therefrom.

         Notwithstanding any other provision of these Articles of Incorporation and any provision of law, the Corporation shall not do any of the following:

         (a)      engage in any business or activity other than as set forth in
                  Article IV hereof.

         (b) without the affirmative vote of all of the members of the Board of Directors of the Corporation (which must include the affirmative vote of all (which shall be at least one) duly appointed Independent Directors who must be present to constitute a quorum therefore), (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability to pay its debts generally as they become due or (vii) take any corporate action in furtherance of the actions set forth in clauses (k) through (vi) of this paragraph:

         (c) without the affirmative vote of all the members of the Board of Directors of the Corporation (which must include) the affirmative vote of all (which shall be at least one) duly appointed Independent Directors) merge or consolidate with any other corporation, company or entity or, except to the extent contemplated by Article IV hereof, sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity: or

         (d) without the affirmative vote of all the members of the Board of Directors of the Corporation (which must include the affirmative vote of all (which shall be at least one) duly appointed Independent Directors), incur or assume any indebtedness for borrowed money except (k) indebtedness contemplated by paragraph (c ) of Article IV hereof or (ii) indebtedness to the Originator for the purchase of Purchased Assets on a deferred payment basis and incurred pursuant to the terms of any Purchase Agreement.

         When voting on whether the Corporation will take any action described in paragraph (b) above, each Director shall owe its primary fiduciary duty or other obligation to the Corporation (including, without limitation, the Corporation's creditors) and not to the stockholders (except as may specifically be required by the Indiana Business Corporation Law, as amended). Every stockholder of the Corporation shall be deemed to have consented to the foregoing by virtue of such stockholder's subscription for shares of the Corporation.

         The Corporation shall ensure at all times that (a) it conducts its business from an office that is separate and distinct from those of each member of the Parent Group, even if such office space is subleased from, or is on or near premises occupied by, a Parent Group member; (b) it maintains separate corporate records and books of account from those of each member of the Parent Group; (c) none of the Corporation's assets will be commingled with those of any member of the Parent Group, except for such temporary commingling of the proceeds of Purchased Assets as is permitted by a Purchase Agreement: (d) any employee, consultant or agent of the Corporation, or any operating

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expense incurred by the Corporation, will be paid from the assets of the
Corporation; and (e) it maintains an arms' length relationship with the Originator and each other member of the Parent Group.

         Furthermore, and without limiting the foregoing, the Corporation will at all times to the following:

         (a) maintain its own Board of Directors and make independent decisions with respect to its daily operations and business affairs and not be controlled in making such decisions by the Originator or any of its affiliates;

         (b) maintain its assets in a manner which facilitates their identification and segregation from those of the Originator and any of its affiliates;

         (c) maintain a separate telephone number which will be answered only in its own name and separate stationary and other business forms;

         (d) conduct all intercompany transactions with the Originator and its affiliates on terms which it reasonably believes to be on an arm's-length basis;

         (e) not guarantee any obligation of the Originator or any of its affiliates, nor have any of its obligations guaranteed (other than pursuant to the requirements of a Purchase Agreement) by the Originator or any of its affiliates or hold itself out as responsible for the debts of the Originator or any of its affiliates or for the decisions or actions with respect to the business and affairs of the Originator or any of its affiliates, nor seek or obtain credit or incur any obligation to any third party based upon the creditworthiness or assets of the Originator or any of its affiliates or any other person or entity;

         (f) not permit the commingling or pooling of its funds or other assets with the assets of the Originator or any of its affiliates, except for such temporary commingling of the proceeds of Purchased Assets as is permitted by a Purchase Agreement;

         (g) maintain separate deposit and other bank accounts to which neither the Originator nor any affiliate thereof (other than to such extent and for such purposes as is permitted by a Purchase Agreement) has any access;

         (h) maintain financial records which are separate from those of the Originator and any of its affiliates;

         (i) compensate all employees, consultants and agents, to the extent applicable, from its own funds, for services provided to it by such employees, consultants and agents;

         (j) agree in writing with the Originator to allocate shares overhead and corporate operating services and expenses (including without limitation the services of shares employees, consultants and agents and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered.

         (k) pay directly for its own account for accounting and payroll services, rent, lease and other expenses and not have such operating expenses paid by the Originator of any of its affiliates;

         (l) maintain adequate capitalization in light of its business and purpose;

         (m) conduct all of its business (whether in writing or orally) solely in its own name through its duly authorized officers, employees and agents;

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         (n)      maintain at least one employee (who may be an employee of the
                  Originator or any affiliate thereof shared by the Corporation pursuant to a written agreement allocating the compensation and benefit costs of such employee) in charge of day to ay operations of the Corporation; and

         (o) otherwise practice and adhere to corporate formalities such as complying with these Articles of Incorporation, its By-laws and corporate resolutions, the holding of regularly scheduled Board of Directors meetings, and maintaining complete and correct books and records and minutes and other proceedings of its stockholders and Board of Directors.

         The Corporation is to have perpetual existence.

         The headings of the Articles and Sections of these Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe or describe the scope or intent of any Article or Section hereof.

         The name and post office address of the incorporator of the Corporation is as follows:

         Carlen Sellers, c/o Schiff Hardin & Waite, 6600 Sears Tower, Chicago, IL 60606

         IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of incorporation this 13th day of November, 2003.

                                                /s/ Carlen Sellers
                                                --------------------------
                                                Carlen Sellers
                                                Incorporator